Exhibit 3(q)

Constitution
of
Stratos NZ Holdings Limited
barristers and solicitors Auckland P O Box 4199 Auckland Tel 64 9 309 859 Fax 64 9 309 3312

Contents

1.	Interpretation		1

	1.1	Definitions	1
	1.2	Construction	1

2.	Companies Act 1993		2

3.	Rights attaching to Shares		2

	3.1	Shares	2

4.	Issue, consolidation, subdivision repurchase and transfer of Shares		2

	4.1	Issue of new Shares	2
	4.2	Consolidation and subdivision of Shares	2
	4.3	Bonus issues	2
	4.4	Shares in lieu of dividends	3
	4.5	Share repurchases	3
	4.6	Redeemable Preference Shares	3
	4.7	Alteration of rights	3
	4.8	Transfer of Shares	4
	4.9	Power to refuse or delay	4

5.	Exercise of powers of Shareholders		4

	5.1	Methods of holding meetings	4
	5.2	Exercise of power by meeting or written resolution	4
	5.3	Powers of Shareholders	4

6.	Meetings of Shareholders		5

	6.1	Annual meetings	5
	6.2	Time and place of annual meeting	5
	6.3	Resolution in lieu of annual meeting	5
	6.4	Special meetings	5
	6.5	Calling of special meetings	5
	6.6	Meeting Procedures	5

7.	Appointment and removal of Directors		5

	7.1	Existing Directors	5
	7.2	Appointment of Directors	6
	7.3	Vacation of office	6
	7.4	Appointment and removal of Alternate Directors	6
	7.5	Rights of Alternate Director	6

8.	Powers of Directors		6

	8.1	Management of Company	6
	8.2	Exercise of powers by Board	6
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	8.3	Delegation of powers	7
	8.4	Appointment of attorney	7
	8.5	Ratification by Shareholders	7

9.	Proceedings of the Board		7

	9.1	Methods of holding meetings	7
	9.2	Notice of meeting	7
	9.3	Waiver of irregularity	7
	9.4	Quorum	8
	9.5	Chairperson	8
	9.6	Votes	8
	9 7	Resolutions in writing	8
	9.8	Minutes	8
	9.9	Validity of acts	8
	9.10	Other procedures	8

10.	Directors’ Interests		9

	10.1	Disclosure of Interests	9
	10.2	Voting	9
	10.3	Personal involvement of Directors	9
	10.4	Interested Directors powers	9
	10.5	Interests of holding company	10
	10 6	Other declarations	10

11.	Directors’ remuneration and other benefits		10

	11.1	Remuneration and benefits	10
	11.2	Reimbursement of Expenses	10

12.	Managing Director		10

	12.1	Appointment and Removal	10
	12.2	Powers	10
	12.3	Resignation	11

13.	Indemnity and insurance for Directors and employees		11

	13.1	Indemnity for Directors	11
	13.2	Indemnities and insurance	11
	13.3	Interpretation	11

14.	Dividends		11

	14.1	Appropriation	11
	14.2	Declaration	11
	14.3	No interest	12
	14.4	Provisions	12
	14 5	Nature of Distribution	12
	14.6	Deductions	12
	14.7	Transfer	12
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15.	Notices		12

	15.1	Method of Service	12

16.	Liquidation		13

	16.1	Distribution of surplus	13
	16.2	Distribution in kind	13
	16.3	Trusts	13

17.	Method of contracting		13

	17.1	Deeds	13
	17.2	Other written contracts	13
	17.3	Other obligations	14

Schedule 1: Rights of Holders of Ordinary Shares (clause 3.1)			15

Schedule 2: Shareholders’ Meetings (clause 6.6)			16

Schedule 3: Sections of the Act that confer powers on Directors that cannot be delegated			19

Appendix 1: Certification			20
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Constitution of Stratos NZ Holdings Limited
1.	Interpretation

1.1	Definitions

In this Constitution, unless the context otherwise requires:

Act means the Companies Act 1993;

Board means Directors who number not less than the required quorum acting together as the board of directors of the Company;

Company means Stratos NZ Holdings Limited;

Constitution means this constitution, as altered from time to time;

Director means a person appointed as a director of the Company;

Holding Company means Stratos Global Corporation;

Interested in relation to a Director, has the meaning set out in section 139 of the Act;

Ordinary Resolution means a resolution passed by a simple majority of the votes of Shareholders entitled to vote and voting;

Share means a share issued, or to be issued, by the Company;

Shareholder means a person whose name is entered in the share register as the holder for the time being of one or more Shares;

Special Resolution means a resolution passed by a majority of 75% or more of the votes of those Shareholders entitled to vote and voting.

1.2	Construction

In this Constitution, unless the context otherwise requires:
(a)	the headings appear as a matter of convenience and shall not affect the construction of this Constitution;

(b)	in the absence of an express indication to the contrary, references to clauses or paragraphs are to clauses and paragraphs of this Constitution;

(c)	a reference to any statute, statutory regulations or other statutory instrument includes the statute, statutory regulations or instrument as from time to time amended or re-enacted or substituted;

(d)	the singular includes the plural and vice versa and one gender includes the other genders;
Constitution Stratos NZ Holdings Limited

(e)	the words written and writing include facsimile communications and any other means of communication resulting in permanent visible reproduction;

(f)	words or expressions defined in the Act have the same meaning in this Constitution.
2.	Companies Act 1993

The Company, the Board, each Director and each Shareholder have the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified by the Constitution.

3.	Rights attaching to Shares

3.1	Shares

Shares at the date of certification of this Constitution will be issued to the persons named as Shareholders in the Application for Registration of the Company and confer on the holders the rights set out in Schedule 1.

4.	Issue, consolidation, subdivision repurchase and transfer of Shares

4.1	Issue of new Shares

The Board may with the approval of the Holding Company in writing issue further Shares in the Company, including different Classes of Shares and Shares which:
(a)	rank equally with, or in priority to, existing Shares; or

(b)	have deferred, preferred or other special rights or restrictions, whether as to voting rights or distributions or otherwise.
4.2	Consolidation and subdivision of Shares

The Board may with the approval of the Holding Company in writing:
(a)	consolidate and divide the Shares or Shares of any Class in proportion to those Shares or the Shares in that Class; or

(b)	subdivide the Shares or Shares of any Class in proportion to those Shares or the Shares in that Class.
4.3	Bonus issues

The Board may with the approval of the Holding Company in writing resolve to apply any amount which is available for distribution to Shareholders either
Constitution Stratos NZ Holdings Limited

(a)	in paying up in full Shares or other securities of the Company to be issued credited as fully paid to
(i)	the Shareholders who would be entitled to that amount if it were distributed by way of dividend, and in the same proportions; and

(ii)	if applicable, the holders of any other securities of the Company who are entitled by the terms of issue of those securities to participate in bonus issues by the Company, whether at the time the bonus issue is made to the Shareholders, or at some time later, in accordance with their respective entitlements; or
(b)	in paying up any amount which is unpaid on any Shares held by the Shareholders referred to in sub-clause (a)(i), or partly in one way and partly in the other.
4.4	Shares in lieu of dividends

The Board may, with the approval of the Holding Company in writing, exercise the right conferred by section 54 of the Act to issue Shares to any Shareholders who have agreed to accept the issue of Shares, wholly or partly, in lieu of proposed dividends or proposed future dividends.

4.5	Share repurchases

The Company may purchase or otherwise acquire Shares issued by it from one or more Shareholders and hold its own Shares.

4.6	Redeemable Preference Shares

Subject to sections 69 to 75 of the Act, any preference shares may with the sanction of a special resolution be issued on the terms that they are, at the option of the holder, at a date specified or at the option of the Company liable to be redeemed for a consideration that is specified, or to be calculated by reference to a formula or required to be fixed by a suitably qualified person who is not associated with or interested in the Company and on such terms and in such manner as the Holding Company before the issue of the shares determines.

4.7	Alteration of rights
(a)	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is in liquidation, be varied with the sanction of a special resolution passed at a separate meeting of the holders of the shares of each class where rights are varied directly or indirectly. To every such separate class meeting the provisions of Schedule 2 of the Constitution relating to shareholders’ meetings shall apply, but so that the necessary quorum at each class meeting shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

(b)	The issue of further shares ranking pari passu with any class of shares issued with preferred or other rights shall not, unless expressly provided by the terms of issue of the shares of that class, be deemed to be action affecting the rights attached to existing shares of that class
Constitution Stratos NZ Holdings Limited

4.8	Transfer of Shares

Any Share may be transferred by instrument in writing in any usual or common form.

4.9	Power to refuse or delay

The Board may decline to register or delay any transfer of shares where:
(a)	the Company has a lien on any of the shares, or

(b)	the instrument of transfer is not accompanied by a certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; or

(c)	the proposed transferee is not the Holding Company or a subsidiary of the Holding Company, provided that the Board resolves to exercise its powers under this clause within 30 working days after receipt of the relevant transfer setting out in full the reasons for doing so in such resolution and notice of the resolution is sent to the transferor and to the transferee within five working days of the resolution being passed by the Board.
5.	Exercise of powers of Shareholders

5.1	Methods of holding meetings

A meeting of Shareholders may be held either:
(a)	by a number of Shareholders, who constitute a quorum, being assembled together at the place, date, and time appointed for the meeting; or

(b)	if determined by the Board, by means of audio, or audio and visual, communication by which all Shareholders participating and constituting a quorum, can simultaneously hear each other throughout the meeting.
5.2	Exercise of power by meeting or written resolution

A power reserved to the Shareholders by the Act or by this Constitution may be exercised either:
(a)	at a meeting of Shareholders; or

(b)	by a resolution in writing signed in accordance with section 122 of the Act.
5.3	Powers of Shareholders

Unless otherwise specified in the Act or this Constitution any power reserved to Shareholders may be exercised and any approval of Shareholders may be given by Ordinary Resolution.
Constitution Stratos NZ Holdings Limited

6.	Meetings of Shareholders

6.1	Annual meetings

Subject to clause 6.3, the Company shall hold an annual meeting in each calendar year in addition to any other meetings in that year not later than:
(a)	six months after the balance date of the Company; and

(b)	fifteen months after the previous annual meeting.
6.2	Time and place of annual meeting

Each annual meeting shall be held at such time and place as the Board appoints.

6.3	Resolution in lieu of annual meeting

It is not necessary for the Company to hold an annual meeting if everything required to be done at the meeting (by resolution or otherwise) is done by resolution in writing signed in accordance with section 122 of the Act.

6.4	Special meetings

All meetings other than annual meetings shall be called special meetings.

6.5	Calling of special meetings

A special meeting:
(a)	may be called by the Board at any time; and

(b)	shall be called by the Board on the written request of Shareholders holding Shares carrying together not less than 5% of the voting rights entitled to be exercised on any of the questions to be considered at the meeting.
6.6	Meeting Procedures

The provisions of the Schedule 2 govern proceedings of meetings of Shareholders.

7.	Appointment and removal of Directors

7.1	Existing Directors

On registration of the Company the first Directors are the persons named as Directors in the application for registration of the Company and shall be deemed to have been appointed pursuant to this Constitution.
Constitution Stratos NZ Holdings Limited

7.2	Appointment of Directors

The Holding Company may from time to time by notice in writing delivered to the Company appoint, remove and replace any Director.

7.3	Vacation of office

A Director shall cease to hold office as a Director if the Director:
(a)	becomes bankrupt or makes an arrangement or compromise with the Director’s creditors generally;

(b)	becomes disqualified from being a Director pursuant to section 151 of the Act;

(c)	resigns from office by notice in writing to the Company; or

(d)	is removed from office pursuant to this Constitution or the Act.
7.4	Appointment and removal of Alternate Directors

The Board may by notice in writing to the Company appoint any person to be an Alternate Director of a Director (an Alternate Director) and may by notice in writing to the Company remove or replace any Alternate Director.

7.5	Rights of Alternate Director

Each Alternate Director will be entitled to:
(a)	receive notices of all meetings of the Board if the Director for whom he or she is an Alternate Director is known to be either outside of New Zealand or otherwise unavailable to attend meetings;

(b)	attend and vote at any such meeting at which the Director for whom he or she is an Alternate Director is not personally present; and

(c)	in the absence of the Director for whom he or she is an Alternate Director, perform all the functions, and exercise all the powers, of that Director.
8.	Powers of Directors

8.1	Management of Company

Except as provided in this Constitution, the business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

8.2	Exercise of powers by Board

Subject to the provisions of this Constitution, the Board may exercise all the powers of the Company which are not required, either by the Act or this Constitution, to be exercised by the Shareholders.
Constitution Stratos NZ Holdings Limited

8.3	Delegation of powers

The Board may delegate to a committee of Directors, a Director, an employee of the Company, or to any other person, any one or more of its powers, other than a power set out in the Second Schedule to the Act, a copy of which is attached as Schedule 3.

8.4	Appointment of attorney

The Company may exercise the power conferred by section 181 of the Act to appoint a person as its attorney, either generally or in relation to a specified matter. Any such power of attorney may contain such provisions for the protection of persons dealing with the attorney as the Board thinks fit, and may also authorise any attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

8.5	Ratification by Shareholders

Subject to the provisions of section 177 of the Act (relating to ratification of directors’ actions) the Shareholders, or any other person in whom a power is vested by this Constitution or the Act, may ratify the purported exercise of that power by a Director or the Board in the same manner as the power may be exercised. The purported exercise of a power that is ratified under this clause is deemed to be, and always to have been, a proper and valid exercise of that power.

9.	Proceedings of the Board

9.1	Methods of holding meetings

A meeting of the Board may be held either:
(a)	by a number of the Directors who constitute a quorum, being assembled together at the place, date and time appointed for the meeting; or

(b)	by means of audio, or audio and visual, communication by which all the Directors participating and constituting a quorum can simultaneously hear each other throughout the meeting.
9.2	Notice of meeting

A Director or, if requested by a Director to do so, an employee of the Company approved by the Board for this purpose, may convene a meeting of the Board. Not less than 4 hours notice of a meeting of the Board must be given to:
(a)	every Director; and

(b)	any Alternate Director (as defined in clause 7.4).
9.3	Waiver of irregularity

An irregularity in a notice of meeting is waived if all the Directors entitled to receive notice of the meeting attend or participate in the meeting without protest as to the irregularity or if all Directors entitled to receive notice of the meeting agree to the waiver.
Constitution Stratos NZ Holdings Limited

9.4	Quorum

A quorum for a meeting of the Board may be fixed by all of the Directors, and unless so fixed, is all of the directors.

9.5	Chairperson

The Directors may elect one of their number as chairperson of the Board and determine the period for which the chairperson is to hold office. If no chairperson is elected, or if at any meeting the chairperson is not present within five minutes after the time appointed for the commencement of the meeting, the Directors present may choose one of their number to be chairperson of the meeting.

9.6	Votes

Every Director has one vote A resolution of the Board is passed if it is agreed to by all Directors. A Director present at a meeting of the Board is presumed to have agreed to, and to have voted in favour of, a resolution of the Board unless that Director expressly dissents from or expressly abstains from voting on, or votes against, the resolution.

9.7	Resolutions in writing

A resolution in writing, signed or assented to by all of the Directors is as valid and effective as if it had been passed at a meeting of the Board duly convened and held. Any such resolution may consist of several documents (including facsimile or other similar means of communication) in like form, each signed or assented to by one or more Directors. A copy of any such resolution must be entered in or kept with the records of Board proceedings.

9.8	Minutes

The Board must ensure that minutes are kept of all proceedings at meetings of the Board.

9.9	Validity of acts

All acts done by any meeting of the Board or of a committee of Directors or by any person acting as a Director are valid notwithstanding:
(a)	any defect in the appointment of any Director or person acting as a Director; or

(b)	that they or any of them were disqualified; or

(c)	any irregularity in a notice of meeting.
9.10	Other procedures

Except as set out in this clause 9, the Board may regulate its own procedure. The provisions of the Third Schedule of the Act shall not apply to proceedings of the Board except to the extent that those provisions are included in this Constitution.
Constitution Stratos NZ Holdings Limited

10.	Directors’ Interests

10.1	Disclosure of Interests

A Director shall comply with the provisions of section 140 of the Act (relating to disclosure of Interest of directors). A Director who has not disclosed his or her interest may not undertake any of the activities set down in clause 10.3 or clause 10.4.

10.2	Voting

A Director (including any alternate director) shall not vote in respect of any contract or arrangement in which he or she is interested (as defined by section 139 of the Act).

10.3	Personal involvement of Directors

Notwithstanding any rule of law or equity to the contrary, but subject to sections 107(3) and 141 of the Act (relating to avoidance of transactions in which a director is Interested) and section 199(2) of the Act (prohibiting a director from acting as auditor of a company), section 140 of the Act (relating to disclosure of interest), a Director, who has complied with all of these requirements (insofar as they are relevant) and with clause 10.1 and clause 10 2 and who is interested (as defined by section 139 of the Act or otherwise) in a transaction entered into, or to be entered into, by the Company; may:
(a)	contract with the Company in any capacity;

(b)	be a party to any transaction with the Company;

(c)	have any direct or indirect personal involvement or Interest in any transaction or arrangement to which the Company is a party or in which it is otherwise directly or indirectly interested or involved;

(d)	become a Director or other officer of, or otherwise Interested in, any company promoted by the Company or in which the Company may be directly or indirectly interested as a Shareholder or otherwise; and

(e)	retain any remuneration, profit or benefits in relation to any of the foregoing, and no contract or arrangement of any kind referred to in this clause 10.3 may be avoided by reason of a Director’s Interest.
10.4	Interested Directors powers

Subject to section 141 of the Act (relating to avoidance of transactions in which a Director is interested), section 199(2) of the Act (prohibiting a Director from acting as Auditor of the Company) and section 140 of the Act (relating to disclosure of interest), a Director who has complied with all of these requirements (insofar as they are relevant) and with clause 10.1 and 10.2 and who is interested (as defined by Section 139 of the Act or otherwise) in a transaction entered into, or to be entered into, by the Company may:
(a)	attend a meeting of the Board at which any matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum;

Constitution Stratos NZ Holdings Limited	9

(b)	sign a document relating to the transaction on behalf of the Company, and

(c)	do any other thing in his or her capacity as a Director in relation to the transaction, as if the Director were not Interested in the transaction.
10.5	Interests of holding company

Any Director may, when exercising powers or performing duties as a Director, act in a manner which he or she believes is in the best interests of the Holding Company or any other company which is the Company’s holding company, even though it may not be in the best interests of the Company.

10.6	Other declarations

A Director who holds any office or possesses any property whereby whether directly or indirectly duties or interests might be created in conflict with his or her duties or interests as Director shall declare at a meeting of the Board the fact and the nature, character and extent of the conflict.

11.	Directors’ remuneration and other benefits

11.1	Remuneration and benefits

The Board may only exercise the power conferred by section 161 of the Act to authorise any payment or other benefit of the kind referred to in that section with the prior written approval of the Holding Company.

11.2	Reimbursement of Expenses

The Board shall reimburse Directors for travelling, hotel and other expenses incurred by Directors in meetings of the Board or any committee of Directors or meetings of the Company or otherwise in connection with the business of the Company.

12.	Managing Director

12.1	Appointment and Removal

The Board may from time to time appoint one or more of their body to be a Managing Director of the Company and the Board may from time to time remove or dismiss any Managing Director and appoint another in his place. Any Managing Director who is removed by resolution of the Board shall have no right or claim to continue in office and his or her only remedy against the Company (if any) shall be in damages.

12.2	Powers

The Board may from time to time entrust to and confer upon the Managing Director such of the powers exercisable under the Constitution as it thinks fit other than a power set out in Schedule 3. The powers delegated to the Managing Director shall be with and subject to such limitations and restrictions as to time and mode of exercise or otherwise may be conferred on the Managing Director by the Board.

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12.3	Resignation

A Managing Director shall, subject to the provisions of any contract between him or her and the Company, be subject to the same provisions concerning resignation, removal and disqualification as the other Directors. If a Managing Director ceases to hold the office of Director from any cause he or she immediately ceases to be Managing Director.

13.	Indemnity and insurance for Directors and employees

13.1	Indemnity for Directors

Every Director shall be indemnified by the Company for any costs referred to in section 162(3) of the Act and any liability or costs referred to in section 162(4) of the Act.

13.2	Indemnities and insurance

In addition to the indemnity set out in clause 13.1, the Company may with the prior written approval of the Holding Company:
(a)	indemnify a director or employee of the Company or a related company for any costs referred to in section 162(3) of the Act;

(b)	indemnify a director or employee of the Company or a related company in respect of any liability or costs referred to in section 162(4) of the Act; and

(c)	effect insurance for a director or employee of the Company or a related company in respect of any liability or costs referred to in section 162(5) of the Act.
13.3	Interpretation

Words given extended meanings by section 162(9) of the Act have those extended meanings in this clause 13.

14.	Dividends

14.1	Appropriation

The first dividends shall be appropriated in payment of dividends on shares entitled to any priority preference or privileges.

14.2	Declaration

The Board may, with the approval of the Holding Company but subject to the Act and this Constitution, authorise the payment of dividends by the Company at times, and of amounts and in such form as it thinks fit and may do everything which is necessary or expedient to give effect to the payment of such dividends. Prior to authorising the payment of a dividend, the Board must be satisfied on reasonable grounds that the Company will immediately after payment of the dividend satisfy the solvency test.

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14.3	No interest

No dividend shall carry interest as against the Company.

14.4	Provisions

The Board may before declaring a dividend set aside out of the profits of the Company such sum as the Board thinks proper as a reserve which shall at the discretion of the Board will be applied for any purpose to which the profits of the Company may be properly applied and pending any application may at the discretion of the Board either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. The Board may also without placing any profit to reserve, carry forward any profit which they may think prudent not to distribute.

14.5	Nature of Distribution

The Board paying a dividend or bonus may direct payment of the dividend or bonus wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture stock of any other company and where any difficulty arises in regard to the distribution the Board may settle the difficulty as they think is expedient and in particular may issue fractional certificates and fix the value of the distribution of the specific asset and may determine that cash payments can be made to any shareholder upon the value fixed in order to adjust the rights of all shareholders and may vest any specific assets and trustees and may seem expedient to the Board.

14.6	Deductions

The Directors may deduct from the dividend payable to any shareholder all such sums of money as may be due and payable by the shareholder to the Company on account of calls or instalments or otherwise in respect of the shares held by such shareholder.

14.7	Transfer

A transfer of any shares shall not pass the right to any dividend declared before the registration of the transfer.

15.	Notices

15.1	Method of Service

All notices, reports, accounts or documents required to be sent to a Shareholder shall be sent in the manner set out in section 391 of the Act. Notices to any other person shall be sent in the same manner as if that person was a Shareholder.

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16.	Liquidation

16.1	Distribution of surplus

Subject to the rights of any Shareholders with shares conferring special rights, and to clauses 16.2 and 16.3, upon the liquidation of the Company the surplus assets of the Company (if any) must be distributed among the Shareholders in proportion to their shareholding. If any Shareholder’s Shares are not fully paid up the liquidator of the Company may require those Shares to be fully paid up before the Shareholder receives any distribution of the surplus assets of the Company in respect of those Shares.

16.2	Distribution in kind

With the approval of the Shareholders by Ordinary Resolution, the liquidator of the Company may divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether or not they are of the same kind) and for that purpose the liquidator may.
(a)	attribute values to assets as the liquidator considers appropriate; and

(b)	determine how the division will be carried out as between the Shareholders or different classes of Shareholders.
16.3	Trusts

With the approval of the Shareholders by Ordinary Resolution, the liquidator may vest the whole or any part of any surplus assets of the Company in trustees upon trust for the benefit of Shareholders. The liquidator may determine the terms of the trust.

17.	Method of contracting

17.1	Deeds

A deed which is to be entered into by the Company may be signed on behalf of the Company, by:
(a)	two or more Directors;

(b)	if there is only one Director, by that Director whose signature must be witnessed;

(c)	one or more attorneys appointed by the Company; or

(d)	any Director and a person authorised by the Board, whose signature must be witnessed.
17.2	Other written contracts

An obligation or contract which is required by law to be in writing, and any other written obligation or contract which is to be entered into by the Company, may be signed on behalf of the Company by a person acting under the express or implied authority of the Company.

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17.3	Other obligations

Any other obligation or contract may be entered into on behalf of the Company in writing or orally by a person acting under the express or implied authority of the Company

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Schedule 1: Rights of Holders of Ordinary Shares (clause 3.1)
1.	Notice and Attending Meetings

The right to receive notice of, and attend, every meeting of the shareholders of the Company.

2.	Voting

2.1	Voting Rights: The right to vote at a meeting of the shareholders of the Company on any resolution, including any resolution to:
(a)	appoint or remove a Director in accordance with clause 7.2 of the Constitution;

(b)	appoint or remove an auditor;

(c)	adopt a constitution;

(d)	alter the Company’s constitution, if it has one;

(e)	approve a major transaction;

(f)	approve an amalgamation of the Company under section 221 of the Act; and

(g)	put the Company into liquidation
2.2	Number of Votes: On a vote by voices or a show of hands, each holder of ordinary shares will have one vote, and on a poll, will have one vote per share.

3.	Dividends

Subject to the rights of holders of shares in the Company which confer special rights as to dividends, the right to an equal share in dividends authorised by the Board on a per share basis calculated pro rata on the amount paid up per share.

4.	New Shares

The right to receive an offer to acquire new shares.

5.	Surplus Assets

Subject to the rights of holders of shares in the Company which confer special rights as to surplus assets, the right to an equal share in the distribution of the surplus assets of the Company on a per share basis.

Rights of Holders of Ordinary Shares (clause 3.1)	15

Schedule 2: Shareholders’ Meetings (clause 6.6)
1.	Chairperson

1.1	Chairperson of the Board to Act: If the Directors have elected a chairperson of the Board, and the chairperson of the Board is present at a meeting of shareholders, that Director must chair the meeting.

1.2	Other Chairperson: If no chairperson of the Board has been elected or if at any meeting of shareholders the chairperson of the Board is not present within 15 minutes of the time appointed for the commencement of the meeting or the chairperson is unwilling or unable to act, the shareholders present may choose one of their number to be chairperson.

2.	Notice of Meetings

2.1	Timing: Written notice of the time and place of a meeting of shareholders must be sent to every shareholder entitled to receive notice of the meeting and to every Director and an auditor of the Company not less than 4 hours before the meeting.

2.2	Contents: The notice must state:
(a)	the nature of the business to be transacted at the meeting in sufficient detail to enable a shareholder to form a reasoned judgment in relation to it; and

(b)	the text of any special resolution to be submitted to the meeting.
2.3	Irregularity: An irregularity in a notice of a meeting is waived if all the shareholders entitled to attend and vote at the meeting attend the meeting without protest as to the irregularity, or if all such shareholders agree to the waiver.

2.4	Accidental Omission:The accidental omission to give notice of a meeting to, or the failure to receive notice of a meeting by, any person does not invalidate the proceedings at that meeting.

3.	Methods of Holding Meetings

A meeting of shareholders may be held either:
(a)	by a number of shareholders, who constitute a quorum, being assembled together at the place, date, and time appointed for the meeting; or

(b)	by means of audio, or audio and visual, communication by which all shareholders participating and constituting a quorum, can all simultaneously hear each other throughout the meeting.
4.	Quorum

4.1	Quorum Required: No business may be transacted at a meeting of shareholders if a quorum is not present.

4.2	Size of Quorum:A quorum for a meeting of shareholders is present if shareholders are personally present or by representative or by proxy holding or representing not less than seventy

Shareholders’ Meetings (clause 6.6)	16

five percent (75%) of the ordinary share capital of the Company conferring a right to vote at the meeting.

5.	Voting

5.1	Meetings in One Place: In the case of a meeting of shareholders held under paragraph 3(a), unless a poll is demanded, voting at the meeting shall be by show of hands.

5.2	Meetings at Multiple Venues: In the case of a meeting of shareholders held under paragraph 3(b),unless a poll is demanded, voting at the meeting shall be by the shareholders signifying individually their assent or dissent by voice.

5.3	Number of Votes: On a show of hands every shareholder shall have one vote and on a poll every shareholder shall have one vote for each share of which they are the holder.

5.4	Declaration Conclusive: A declaration by the chairperson that a resolution is carried by the requisite majority and an entry to that effect in the minute book containing the minutes of the proceedings of the Company is conclusive evidence of that fact.

5.5	Entitlement to Vote: No shareholder shall be entitled to vote at any meeting unless all calls or other sums presently payable by the shareholder in respect of their shares have been paid.

6.	Proxies

6.1	Proxies Permitted on Poll: On a poll votes may be given either personally or by proxy. A shareholder may exercise the right to vote either by being present in person or by proxy. A proxy for a shareholder is entitled to attend and be heard at a meeting of shareholders as if the proxy were a shareholder. A proxy need not be a shareholder of the Company.

6.2	Form of Proxy: A proxy must be appointed by notice in writing signed by the shareholder or the shareholder’s attorney duly authorised in writing, or, if the shareholder is a company, signed by a director or attorney duly authorised An instrument appointing a proxy may be in any form which the Directors shall approve.

6.3	Lodging Proxy: No proxy is effective in relation to a meeting unless the proxy form is produced not less than forty eight hours before the start of the meeting.

6.4	Validity: A vote given by proxy will be valid notwithstanding the previous death or insanity of the appointor or revocation of the proxy or revocation of the authority under which the proxy was signed, or the transfer of any share in respect of which the proxy is given, if the Company has not received notice in writing of the death, insanity, revocation or transfer before the start of the meeting or adjourned meeting at which the proxy is used.

7.	Minutes

7.1	Minutes to be Kept: The Board must ensure that minutes are kept of all proceedings at meetings of shareholders.

7.2	Evidence: Minutes which have been signed correct by the chairperson are prima facie evidence of the proceedings.

Shareholders’ Meetings (clause 6.6)	17

8.	Corporations may act by Representatives

8.1	Corporate Representatives: Any corporation which is a shareholder of the Company may by resolution of its board or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholder of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent including all voting powers as that corporation could exercise if it were an individual member of the Company personally present. The corporation may appoint a representative on its behalf in the same manner as that in which it could appoint a proxy.

9.	Other Proceedings

9.1	Proceedings: Except as provided in this Schedule, a meeting of shareholders may regulate its own procedure.

Shareholders’ Meetings (clause 6.6)	18

Schedule 3: Sections of the Act that confer powers on Directors that cannot be delegated
(a)	Section 23(1)(c)(which relates to the change of company names):

(b)	Section 42(which relates to the issue of shares):

(c)	Section 44 (which relates to shareholder approval to the issue of shares):

(d)	Section 47 (which relates to the consideration for the issue of shares):

(e)	Section 52 (which relates to the distributions):

(f)	Section 54 (which relates to the issue of shares in lieu of dividends):

(g)	Section 55 (which relates to shareholder discounts):

(h)	Section 60 (which relates to offers to acquire shares):

(i)	Section 61 (which relates to special offers to acquire shares):

(j)	Section 63 (which relates to stock exchange acquisitions subject to prior notice to shareholders):

(k)	Section 65 (which relates to stock exchange acquisitions not subject to prior notice to shareholders):

(l)	Section 69 (which relates to redemption of shares at the option of a company):

(m)	Section 71 (which relates to special redemptions of shares):

(n)	Section 76 (which relates to the provision of financial assistance):

(o)	Section 78 (which relates to special financial assistance):

(p)	Section 80 (which relates to financial assistance not exceeding 5 percent of shareholders’ funds):

(q)	Section 84(4) (which relates to the transfer of shares):

(r)	Section 187 (which relates to a change of registered office):

(s)	Section 193 (which relates to a change of address for service):

(t)	Section 221 (which relates to the manner of approving an amalgamation proposal):

(u)	Section 222 (which relates to short form amalgamations):

Sections of the Act that confer powers on Directors that cannot be delegated	19

Appendix 1: Certification
This document is the Constitution of Stratos NZ Holdings Limited, as certified as such on 4 December 2000 by the Applicant for registration of the Company pursuant to the Companies Act 1993.
Certified as the Constitution of the Company.

/s/ John Mackey

Name: John Mackey
Applicant